Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Kevin Cook, Chief Executive Officer of Dialogic Inc. (the “Company”), and Michael Schmitt, Principal Accounting Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Amendment No. 1 to Annual Report on Form 10-K/A to which this Certification is attached as Exhibit 32.1 (the “Amendment”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of July, 2013.

/s/ Kevin Cook	/s/ Michael Schmitt
Kevin Cook	Michael Schmitt
Chief Executive Officer	Director, Financial Reporting

This certification accompanies the Amendment to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dialogic Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Amendment, irrespective of any general incorporation language contained in such filing.